Exhibit 10.1

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement’) is entered into as of January 19, 2004, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East” (“Bank”) and BOTTOMLINE TECHNOLOGIES (de), Inc., a Delaware corporation with its chief executive office located at 325 Corporate Drive, Portsmouth, New Hampshire 03801(“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 28, 2001, evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 28, 2001, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of December 31, 2002, between Borrower and Bank (as amended, the “Loan Agreement”). The Loan Agreement established a working capital line of credit in favor of Borrower in the maximum principal amount of Five Million Dollars ($5,000,000.00) (the “Committed Revolving Line”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the “Obligations”.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1.	The Loan Agreement shall be amended by deleting the following provision appearing as Section 2.1.1 in its entirety:

“2.1.1 Revolving Advances.

(a) Bank shall make Advances not exceeding (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the aggregate outstanding Advances hereunder. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

(b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. If such notification is by telephone, Borrower must promptly confirm the notification by delivering to Bank a completed Payment/Advance Form in the form attached as Exhibit B. Bank shall credit Advances to Borrower’s deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Borrower shall indemnify Bank for any loss Bank suffers due to such reliance.

(c) The Committed Revolving Line terminates on the Revolving Maturity Date, when the principal amount of all Advances and the unpaid interest thereon, shall be immediately payable.”

and inserting in lieu thereof the following:

“2.1.1 Revolving Advances.

(a) Availability. Bank shall make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve, and minus (iv) the aggregate outstanding Advances hereunder (including any Cash Management Services). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

(b) Borrowing Procedure. To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. If such notification is by telephone, Borrower must promptly confirm the notification by delivering to Bank a completed Payment/Advance Form in the form attached as Exhibit B. Bank shall credit Advances to Borrower’s deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower shall indemnify Bank for any loss Bank suffers due to such reliance.

(c) Termination; Repayment. The Committed Revolving Line terminates on the Revolving Maturity Date, when the principal amount of all Advances and the unpaid interest thereon, shall be immediately due and payable.”

2.	The Loan Agreement shall be amended by deleting the following provision appearing as Section 2.1.2 (a) in its entirety:

“(a) Bank shall issue or have issued Letters of Credit for Borrower’s account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of any Advances, minus (iii) the amount of all Letters of Credit (including drawn but unreimbursed Letters of Credit), plus an amount equal to any Letter of Credit Reserves. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $2,000,000.00. Each Letter of Credit shall have an expiry date no later than 180 days after the Revolving Maturity Date provided Borrower’s Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank on and after (i) the Revolving Maturity Date if the term of this Agreement is not extended by Bank, or (ii) the occurrence of an Event of Default hereunder. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of standard Application and Letter of Credit Agreement. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.”

and inserting in lieu thereof the following:

“(a) Bank shall issue or have issued Letters of Credit for Borrower’s account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of any Advances (including any Cash Management Services), minus (iii) the amount of all Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iv) the FX Reserve, plus an amount equal to any Letter of Credit Reserves. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Two

Million Dollars ($2,000,000.00). Each Letter of Credit shall have an expiry date no later than 180 days after the Revolving Maturity Date provided Borrower’s Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank on and after (i) the Maturity Date of the Committed Revolving Line if the Maturity Date of the Committed Revolving Line is not extended by Bank, or (ii) the occurrence of an Event of Default hereunder. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of standard Application and Letter of Credit Agreement. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.”

3.	The Loan Agreement shall be amended by inserting the following provisions to appear as Section 2.1.3 entitled “Foreign Exchange Sublimit” and Section 2.1.4 entitled “Cash Management Services Sublimit” thereof:

“2.1.3 Foreign Exchange Sublimit. If there is availability under the Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”). Bank shall subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit, which sublimit is a maximum of Five Hundred Thousand Dollars (the “FX Reserve”). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

2.1.4 Cash Management Services Sublimit. Borrower may use up to Two Hundred Fifty Thousand Dollars ($250,000.00) for the Bank’s Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the various cash management services agreements related to such Cash Management Services (the “Cash Management Services”). Such aggregate amounts utilized under the Cash Management Services Sublimit shall at all times reduce the amount otherwise available for Credit Extensions under the Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.”

4.	The Loan Agreement shall be amended by deleting the following appearing as Section 2.2 thereof:

“2.2 Overadvances. If Borrower’s Obligations under Section 2.1.1 and 2.1.2 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay in cash to Bank the excess.”

and inserting in lieu thereof the following:

“2.2 Overadvances. If Borrower’s Obligations under Section 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay in cash to Bank the excess.”

5.	The Loan Agreement shall be amended by deleting the following provision appearing in Section 6.2(b) thereof:

(b) Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Office in the form of Exhibit C, with aged listing of accounts receivable (by invoice date): (i) within thirty (30) days of the last day of each month in which Advances were outstanding, and (ii) within thirty (30) days of the last day of each quarter.

and inserting in lieu thereof the following:

(b) Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Office in the form of Exhibit C, with aged listing of accounts receivable (by invoice date) within thirty (30) days of the last day of each month in which Advances were outstanding.

6.	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

“Revolving Maturity Date” means December 27, 2003.”

and inserting in lieu thereof the following:

“Revolving Maturity Date” means December 26, 2004.”

7.	The Loan Agreement shall be amended by inserting the following definitions to appear alphabetically in Section 13.1 thereof:

“Cash Management Services” are defined in Section 2.1.4.”

“FX Forward Contract” is defined in Section 2.1.3.”

“FX Reserve” is defined in Section 2.1.3.”

8.	The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Borrowing Base Certificate attached as Exhibit A hereto.

4. FEES. Borrower shall pay to Bank a modification fee equal to Twenty-Five Thousand Dollars and 00/100 ($25,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge/Intellectual Property Security Agreement dated as of December 28, 2001, between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

6. ADDITIONAL COVENANTS: Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its principal executive office or add any new offices or business locations or keep any Collateral in any additional locations (unless such new offices or locations contain less than Fifty Thousand Dollars ($50,000.00) of Borrower’s assets or property), or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization. In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse) except as set forth on the Perfection Certificate dated on or about the date hereof delivered by Borrower to Bank in connection with this Loan Modification Agreement (the “Perfection Certificate”). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee (other than (i) as listed in the Perfection Certificate or (ii) Inventory stored at Borrower’s vendor’s locations in the ordinary course of business in amounts consistent with past practices), then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower acknowledges, confirms and agrees that the disclosures and information about Borrower provided to Bank in the Perfection Certificate dated January     , 2004, is accurate in all material respects, as of the date thereof.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

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This Loan Modification Agreement is executed as a sealed instrument under the law at the Commonwealth of _____________ as of the date first written above.

BORROWER:		BANK:

BOTTOMLINE TECHNOLOGIES (de), Inc.		SILICON VALLEY BANK. _____ ________ ___ SILICON VALLEY EAST

By:	/s/ ROBERT EBERLE	By:	/s/ TIMOTHY M. RYAN

Name:	Robert Eberle	Name:	Timothy M. Ryan
Title:	COO & CFO	Title:	Vice President

SILICON VALLEY BANK

		By:	/s/ MAGGIE GARCIA

		Name:	Maggie Garcia
		Title:	AVP
(signed in Santa Clara County, California)

EXHIBIT A

BORROWING BASE CERTIFICATE

Borrower:	Bottomline Technologies (de), Inc.

Lender:	Silicon Valley Bank

Commitment Amount:	$5,00,000.00

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of	$
2.	Additions (please explain on reverse)	$
3.	TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$
5.	Balance of 50% over 90 day accounts	$
6.	Credit balances over 90 days	$
7.	Concentration Limits	$
8.	Foreign Accounts	$
9.	Governmental Accounts	$
10.	Contra Accounts	$
11.	Promotion or Demo Accounts	$
12.	Intercompany/Employee Accounts	$
13.	Other (please explain on reverse)	$
14.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
15.	Eligible Accounts (#3 minus #14)	$
16.	LOAN VALUE OF ACCOUNTS (80% of #15)	$

BALANCES
17.	Maximum Loan Amount	$
18.	Total Funds Available (Lesser of #17 or #16)	$
19.	Present balance owing on Line of Credit	$
20.	Outstanding under Sublimits (letters of credit, FX Contract, Cash Mgt.)	$
21.	RESERVE POSITION (#18 minus #19 and #20)	$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:		BANK USE ONLY

By:		Received by:

	Authorized Signer		AUTHORIZED SIGNER

Date:

Verified:

AUTHORIZED SIGNER

Date: